Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Comparison of Other Service Providers”, “Financial Statements and Experts” and “Representations and Warranties” in the Joint Proxy Statement and Prospectus and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Institutional Fund, Inc. included in this Registration Statement on Form N-14. We also consent to the incorporation by reference of our reports, dated February 24, 2012, on the financial statements and financial highlights of International Equity Portfolio and Active International Allocation Portfolio, two of the twenty-three portfolios constituting Morgan Stanley Institutional Fund, Inc. as of December 31, 2011, October 24, 2011 on the financial statements and financial highlights of Morgan Stanley International Value Equity Fund as of August 31, 2011, and December 22, 2011 on the financial statements and financial highlights of Morgan Stanley International Fund as of October 31, 2011, included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 19, 2012